Exhibit 99.1

Arrow Electronics Revenue Advances Year over Year

-- Margins Expand in the Quarter --

ENGLEWOOD, Colo.--(BUSINESS WIRE)--October 30, 2013--Arrow Electronics, Inc. (NYSE:ARW) today reported third quarter 2013 net income of $96.8 million, or $.95 per share on a diluted basis, compared with net income of $103.6 million, or $.94 per share on a diluted basis in the third quarter of 2012. Excluding certain items in both the third quarters of 2013 and 20121, net income would have been $119.9 million, or $1.18 per share on a diluted basis, in the third quarter of 2013 compared with net income of $119.3 million, or $1.09 per share on a diluted basis, in the third quarter of 2012. Third quarter sales of $5.05 billion increased 2 percent from sales of $4.96 billion in the prior year.

“We again produced excellent results in the third quarter, with revenue and adjusted earnings per share growing 2 percent and 8 percent, respectively, year over year. In a global macro environment that remains unsettled, we continue to execute well,” said Michael J. Long, chairman, president, and chief executive officer, “striking the right balance between maximizing our performance in the short term and investing in our long term strategy. In addition to growing the business and expanding margins, we invested in acquisitions that will accelerate our growth.”

Global components third-quarter sales of $3.47 billion increased 3 percent year over year and were in line with expectations. Sales, as adjusted, increased 1 percent year over year. In the Americas, sales increased 2 percent year over year. European sales, as adjusted, advanced 4 percent year over year. Sales in the Asia-Pacific region were essentially flat year over year. Global components operating income, as adjusted, grew 6 percent year over year to $169.1 million.

Global ECS third-quarter sales of $1.58 billion decreased 1 percent year over year. Sales, as adjusted, declined 2 percent year over year. In the Americas, sales growth was 3 percent year over year. In Europe, sales, as adjusted, decreased 14 percent year over year. The company noted that both regions were affected by the quarter end cut off, which was earlier than some of their suppliers. Global ECS operating income, as adjusted, grew 7 percent year over year to $63.7 million.

“In addition to growing revenue and earnings, we generated $81 million in cash flow from operations during the quarter. With $423 million of cash flow from operations on a trailing twelve month basis, we again surpassed our targeted goals” said Paul J. Reilly, executive vice president, finance and operations, and chief financial officer.

NINE-MONTHS RESULTS

Arrow’s net income for the first nine months of 2013 was $264.6 million, or $2.53 per share on a diluted basis, compared with net income of $331.6 million, or $2.96 per share on a diluted basis in the first nine months of 2012. Excluding certain items in both the first nine months of 2013 and 20121, net income would have been $347.0 million, or $3.32 per share on a diluted basis, in the first nine months of 2013 compared with net income of $378.1 million, or $3.37 per share on a diluted basis, in the first nine months of 2012. In the first nine months of 2013, sales of $15.2 billion increased 1 percent from sales of $15.0 billion in the first nine months of 2012.

1 A reconciliation of non-GAAP adjusted financial measures including sales, as adjusted, operating income, as adjusted, net income attributable to shareholders, as adjusted, and net income per share, as adjusted to GAAP financial measures is presented in the reconciliation tables included below.

GUIDANCE

Looking ahead, the company currently expects to see normal seasonality in the fourth quarter of 2013. “In the fourth quarter, we believe that total sales will be between $5.6 billion and $6.0 billion, with global components sales between $3.2 billion and $3.4 billion and global enterprise computing solutions sales between $2.4 billion and $2.6 billion. We expect earnings per share, on a diluted basis, excluding any charges to be in the range of $1.56 to $1.68. Our guidance includes the impact of our recent Computerlinks acquisition, which closed on October 28th, 2013, assumes an average tax rate in the range of 27 to 29 percent, average diluted shares outstanding are expected to be 102.5 million, and the average USD to Euro exchange rate for the fourth quarter is 1.37 to 1,” said Mr. Reilly.

Please refer to the CFO commentary as a supplement to the company’s earnings release, which can be found at www.arrow.com/investor.

Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Arrow serves as a supply channel partner for more than 100,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 470 locations in 55 countries.

Information Relating to Forward-Looking Statements

This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, the company's implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global ECS markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, and the company’s ability to generate additional cash flow. Forward-looking statements are those statements, which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Certain Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, operating income, net income attributable to shareholders, and net income per basic and diluted share. The company provides sales on a non-GAAP basis adjusted for the impact of changes in foreign currencies and certain other items that impact the year over year comparison. These other items include a prospective revision of sales related to a fulfillment contract to present these revenues on an agency basis as net fees, as compared to presenting gross sales (referred to as “change in presentation of sales” which had no impact on profitability or cash flow) and the impact of acquisitions by adjusting the company's prior periods to include the sales of businesses acquired as if the acquisitions had occurred at the beginning of the period presented (referred to as "impact of acquisitions"). Operating income, net income attributable to shareholders, and net income per basic and diluted share are adjusted for certain charges, credits, gains, and losses that the company believes impact the comparability of its results of operations. These charges, credits, gains, and losses arise out of the company’s efficiency enhancement initiatives, acquisitions (including intangible assets amortization expense), prepayment of debt, and adjustments related to certain tax matters. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below.

The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.

The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, sales, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)

	Quarter Ended
	September 28, 2013	September 29, 2012	% Change

Consolidated sales, as reported	$5,048,211	$4,962,331	1.7%
Impact of changes in foreign currencies	-	60,237
Impact of acquisitions	5,488	37,636
Consolidated sales, as adjusted	$5,053,699	$5,060,204	(.1)%

Global components sales, as reported	$3,467,285	$3,372,117	2.8%
Impact of changes in foreign currencies	-	36,876
Impact of acquisitions	5,488	37,636
Global components sales, as adjusted	$3,472,773	$3,446,629	.8%

Europe components sales, as reported	$915,086	$840,826	8.8%
Impact of changes in foreign currencies	-	40,251
Europe components sales, as adjusted	$915,086	$881,077	3.9%

Global ECS sales, as reported	$1,580,926	$1,590,214	(.6)%
Impact of changes in foreign currencies	-	23,361
Global ECS sales, as adjusted	$1,580,926	$1,613,575	(2.0)%

ECS Europe sales, as reported	$440,065	$482,011	(8.7)%
Impact of changes in foreign currencies	-	26,698
ECS Europe sales, as adjusted	$440,065	$508,709	(13.5)%

	Nine Months Ended
	September 28, 2013	September 29, 2012	% Change

Consolidated sales, as reported	$15,203,925	$15,002,423	1.3%
Impact of changes in foreign currencies	-	103,263
Impact of acquisitions	27,901	282,239
Change in presentation of sales	-	(280,626)
Consolidated sales, as adjusted	$15,231,826	$15,107,299	.8%

Global components sales, as reported	$10,058,555	$10,175,358	(1.1)%
Impact of changes in foreign currencies	-	69,586
Impact of acquisitions	27,901	116,567
Change in presentation of sales	-	(280,626)
Global components sales, as adjusted	$10,086,456	$10,080,885	.1%

Europe components sales, as reported	$2,703,471	$2,889,043	(6.4)%
Impact of changes in foreign currencies	-	77,548
Change in presentation of sales	-	(280,626)
Europe components sales, as adjusted	$2,703,471	$2,685,965	.7%

Global ECS sales, as reported	$5,145,370	$4,827,065	6.6%
Impact of changes in foreign currencies	-	33,677
Impact of acquisitions	-	165,672
Global ECS sales, as adjusted	$5,145,370	$5,026,414	2.4%

ECS Europe sales, as reported	$1,583,975	$1,452,115	9.1%
Impact of changes in foreign currencies	-	40,020
Impact of acquisitions	-	165,672
ECS Europe sales, as adjusted	$1,583,975	$1,657,807	(4.5)%

ARROW ELECTRONICS, INC.
NON-GAAP EARNINGS RECONCILIATION
(In thousands except per share data)
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012

Operating income, as reported	$162,736	$163,817	$456,163	$539,955
Intangible assets amortization expense	8,936	8,742	26,762	27,372
Restructuring, integration, and other charges	22,568	14,562	74,402	36,152
Operating income, as adjusted	$194,240	$187,121	$557,327	$603,479

Net income attributable to shareholders, as reported	$96,779	$103,617	$264,589	$331,628
Intangible assets amortization expense	7,074	7,145	21,219	22,081
Restructuring, integration, and other charges	16,077	8,576	52,260	24,419
Loss on prepayment of debt	-	-	2,627	-
Adjustments to tax reserves
Income taxes	-	-	5,362	-
Interest (net of taxes)	-	-	939	-
Net income attributable to shareholders, as adjusted	$119,930	$119,338	$346,996	$378,128

Net income per basic share, as reported	$.96	$.96	$2.56	$3.01
Intangible assets amortization expense	.07	.07	.21	.20
Restructuring, integration, and other charges	.16	.08	.51	.22
Loss on prepayment of debt	-	-	.03	-
Adjustments to tax reserves
Income taxes	-	-	.05	-
Interest (net of taxes)	-	-	.01	-
Net income per basic share, as adjusted	$1.19	$1.10	$3.36	$3.43

Net income per diluted share, as reported	$.95	$.94	$2.53	$2.96
Intangible assets amortization expense	.07	.07	.20	.20
Restructuring, integration, and other charges	.16	.08	.50	.22
Loss on prepayment of debt	-	-	.03	-
Adjustments to tax reserves
Income taxes	-	-	.05	-
Interest (net of taxes)	-	-	.01	-
Net income per diluted share, as adjusted	$1.18	$1.09	$3.32	$3.37

     The sum of the components for basic and diluted net income per share, as adjusted, may not agree to totals, as presented, due to rounding.

ARROW ELECTRONICS, INC.
NON-GAAP SEGMENT RECONCILIATION
(In thousands)
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Global components operating income, as reported	$164,096	$155,061	$432,534	$496,293
Intangible assets amortization expense	4,993	4,464	14,948	13,562
Global components operating income, as adjusted	$169,089	$159,525	$447,482	$509,855

Global ECS operating income, as reported	$59,757	$55,273	$202,070	$176,721
Intangible assets amortization expense	3,943	4,278	11,814	13,810
Global ECS operating income, as adjusted	$63,700	$59,551	$213,884	$190,531

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012

Sales	$5,048,211	$4,962,331	$15,203,925	$15,002,423
Costs and expenses:
Cost of sales	4,376,551	4,299,612	13,200,621	12,971,981
Selling, general, and administrative expenses	453,920	456,521	1,376,199	1,369,431
Depreciation and amortization	32,436	27,819	96,540	84,904
Restructuring, integration, and other charges	22,568	14,562	74,402	36,152
	4,885,475	4,798,514	14,747,762	14,462,468
Operating income	162,736	163,817	456,163	539,955
Equity in earnings of affiliated companies	1,884	2,154	5,227	5,766
Loss on prepayment of debt	-	-	4,277	-
Interest and other financing expense, net	27,167	23,956	86,896	79,643
Income before income taxes	137,453	142,015	370,217	466,078
Provision for income taxes	40,490	38,323	105,260	134,182
Consolidated net income	96,963	103,692	264,957	331,896
Noncontrolling interests	184	75	368	268
Net income attributable to shareholders	$96,779	$103,617	$264,589	$331,628
Net income per share:
Basic	$.96	$.96	$2.56	$3.01
Diluted	$.95	$.94	$2.53	$2.96
Weighted average shares outstanding:
Basic	100,750	108,301	103,269	110,245
Diluted	101,669	109,894	104,426	112,096

ARROW ELECTRONICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands except par value)

	September 28, 2013	December 31, 2012
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$251,790	$409,684
Accounts receivable, net	4,568,553	4,923,898
Inventories	2,165,984	2,052,720
Other current assets	291,491	328,999
Total current assets	7,277,818	7,715,301
Property, plant, and equipment, at cost:
Land	24,000	23,944
Buildings and improvements	146,246	152,008
Machinery and equipment	1,105,548	1,030,983
	1,275,794	1,206,935
Less: Accumulated depreciation and amortization	(659,249)	(607,294)
Property, plant, and equipment, net	616,545	599,641
Investments in affiliated companies	66,447	65,603
Intangible assets, net	393,052	414,033
Cost in excess of net assets of companies acquired	1,732,790	1,711,703
Other assets	279,397	279,406
Total assets	$10,366,049	$10,785,687

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$3,431,341	$3,769,268
Accrued expenses	617,796	776,586
Short-term borrowings, including current portion of long-term debt	30,969	364,357
Total current liabilities	4,080,106	4,910,211

Long-term debt	1,913,852	1,587,478
Other liabilities	338,726	300,636
Equity:
Shareholders' equity:
Common stock, par value $1:
Authorized – 160,000 shares in both 2013 and 2012
Issued – 125,424 shares in both 2013 and 2012	125,424	125,424
Capital in excess of par value	1,058,833	1,086,239
Treasury stock (24,707 and 19,423 shares in 2013 and 2012, respectively), at cost	(877,118)	(652,867)
Retained earnings	3,543,878	3,279,289
Foreign currency translation adjustment	211,585	182,632
Other	(33,745)	(37,495)
Total shareholders' equity	4,028,857	3,983,222
Noncontrolling interests	4,508	4,140
Total equity	4,033,365	3,987,362
Total liabilities and equity	$10,366,049	$10,785,687

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended
	September 28, 2013	September 29, 2012
Cash flows from operating activities:
Consolidated net income	$96,963	$103,692
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	32,436	27,819
Amortization of stock-based compensation	11,465	10,715
Equity in earnings of affiliated companies	(1,884)	(2,154)
Deferred income taxes	(4,237)	1,634
Restructuring, integration, and other charges	16,077	8,576
Excess tax benefits from stock-based compensation arrangements	(320)	(102)
Other	559	(1,443)
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	225,379	115,535
Inventories	(34,314)	6,298
Accounts payable	(237,258)	(77,510)
Accrued expenses	(30,161)	(32,565)
Other assets and liabilities	6,427	15,834
Net cash provided by operating activities	81,132	176,329
Cash flows from investing activities:
Cash consideration paid for acquired businesses	(34,010)	(4,053)
Acquisition of property, plant, and equipment	(31,904)	(26,710)
Net cash used for investing activities	(65,914)	(30,763)
Cash flows from financing activities:
Change in short-term and other borrowings	5,457	20,372
Repayment of long-term bank borrowings, net	(157,600)	(62,800)
Proceeds from exercise of stock options	18,073	715
Excess tax benefits from stock-based compensation arrangements	320	102
Repurchases of common stock	(303)	(64,997)
Net cash used for financing activities	(134,053)	(106,608)
Effect of exchange rate changes on cash	24,734	(6,240)
Net increase (decrease) in cash and cash equivalents	(94,101)	32,718
Cash and cash equivalents at beginning of period	345,891	325,832
Cash and cash equivalents at end of period	$251,790	$358,550

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 28, 2013	September 29, 2012
Cash flows from operating activities:
Consolidated net income	$264,957	$331,896
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	96,540	84,904
Amortization of stock-based compensation	24,247	24,861
Equity in earnings of affiliated companies	(5,227)	(5,766)
Deferred income taxes	15,311	17,966
Restructuring, integration, and other charges	52,260	24,419
Excess tax benefits from stock-based compensation arrangements	(6,937)	(5,083)
Loss on prepayment of debt	2,627	-
Other	182	(4,340)
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	386,542	235,512
Inventories	(94,180)	(99,523)
Accounts payable	(361,349)	31,915
Accrued expenses	(204,013)	(107,194)
Other assets and liabilities	64,685	(42,284)
Net cash provided by operating activities	235,645	487,283
Cash flows from investing activities:
Cash consideration paid for acquired businesses	(43,392)	(191,250)
Acquisition of property, plant, and equipment	(85,465)	(75,574)
Purchase of cost method investments	(3,000)	(15,000)
Net cash used for investing activities	(131,857)	(281,824)
Cash flows from financing activities:
Change in short-term and other borrowings	(22,282)	7,795
Repayment of long-term bank borrowings, net	(242,900)	(25,000)
Net proceeds from note offering	591,156	-
Redemption of senior notes	(338,184)	-
Proceeds from exercise of stock options	30,368	11,481
Excess tax benefits from stock-based compensation arrangements	6,937	5,083
Repurchases of common stock	(312,613)	(222,795)
Net cash used for financing activities	(287,518)	(223,436)
Effect of exchange rate changes on cash	25,836	(20,360)
Net decrease in cash and cash equivalents	(157,894)	(38,337)
Cash and cash equivalents at beginning of period	409,684	396,887
Cash and cash equivalents at end of period	$251,790	$358,550

ARROW ELECTRONICS, INC.
SEGMENT INFORMATION
 (In thousands)
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Sales:
Global components	$3,467,285	$3,372,117	$10,058,555	$10,175,358
Global ECS	1,580,926	1,590,214	5,145,370	4,827,065
Consolidated	$5,048,211	$4,962,331	$15,203,925	$15,002,423

Operating income (loss):
Global components	$164,096	$155,061	$432,534	$496,293
Global ECS	59,757	55,273	202,070	176,721
Corporate (a)	(61,117)	(46,517)	(178,441)	(133,059)
Consolidated	$162,736	$163,817	$456,163	$539,955

(a)
Includes restructuring, integration, and other charges of $22.6 million and $74.4 million for the third quarter and first nine months of 2013 and $14.6 million and $36.2 million for the third quarter and first nine months of 2012, respectively.

CONTACT:
Arrow Electronics, Inc.
Greg Hanson
Vice President and Treasurer
303-824-4537
or
Paul J. Reilly
Executive Vice President, Finance and Operations & Chief Financial Officer
631-847-1872
or
Media Contact:
John Hourigan
Vice President, Global Communications
303-824-4586